Exhibit 4.3
CONOCOPHILLIPS CANADA FUNDING COMPANY I
5.625% Notes due 2016
Fully and Unconditionally Guaranteed by
CONOCOPHILLIPS AND CONOCOPHILLIPS COMPANY
     One series of Securities is hereby established pursuant to Section 2.01 of the Indenture, dated as of October 13, 2006 (the “Indenture”), among ConocoPhillips Canada Funding Company I, as issuer (the “Company”), ConocoPhillips and ConocoPhillips Company, as guarantors (collectively, the “Guarantors”), and The Bank of New York Trust Company, National Association, as trustee (the “Trustee”), as follows:
     1. Each capitalized term used but not defined herein shall have the meaning assigned to such term in the Indenture.
     2. The title of the 5.625% Notes due 2016 shall be “5.625% Notes due 2016” (the “Notes”).
     3. The limit upon the aggregate principal amount of the Notes that may be authenticated and delivered under the Indenture (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 2.08, 2.09, 2.12, 2.17, 3.07 or 9.05 of the Indenture and except for any Notes which, pursuant to Section 2.04 or 2.17 of the Indenture, are deemed never to have been authenticated and delivered thereunder) is $1,250,000,000; provided, however, that the authorized aggregate principal amount of the Notes may be increased before or after the issuance of any Notes by a Board Resolution (or action pursuant to a Board Resolution) to such effect; provided further, however, that the authorized aggregate principal amount of the Notes may be increased only if the additional Notes issued will be fungible with the original Notes for United States federal income tax purposes.
     4. The Notes shall be issued upon original issuance in whole in the form of one or more Global Securities (the “Global Notes”). The Depository Trust Company and the Trustee are hereby designated as the Depositary and the Security Custodian, respectively, for the Global Notes under the Indenture.
     5. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Annex A hereto (the “Form of Note”).
     6. The date on which the principal of the Notes is payable shall be October 15, 2016.
     7. The rate at which the Notes shall bear interest shall be 5.625% per annum. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months. The Interest Payment Dates on which such interest shall be payable shall be April 15 and

October 15 of each year, commencing April 15, 2007. The record dates for the interest payable on the Notes on any Interest Payment Date shall be the April 1 and October 1, as the case may be, next preceding such Interest Payment Date.
     8. No Additional Amounts with respect to the Notes shall be payable. The date from which interest shall accrue for the Notes shall be October 13, 2006.
     9. The place or places where the principal of, premium (if any) on and interest on the Notes shall be payable shall be the office or agency of the Company maintained for that purpose, initially the office of the Trustee in The City of New York, and any other office or agency maintained by the Company for such purpose. Payments in respect of Global Notes (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by the Holder of such Notes. In all other cases, at the option of the Company, payment of interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the register of the Notes maintained by the Registrar.
     10. The Paying Agent and Registrar for the Notes initially shall be the Trustee.
     11. The Notes are subject to redemption and repayment, in whole or in part, at any time and from time to time, at the option of the Company, upon not less than 30 nor more than 60 days’ prior notice as provided in the Indenture, at a Redemption Price equal to the sum of (i) 100% of the principal amount of the Notes to be redeemed and repaid and (ii) the amount, if any, by which the sum of the present values of the Remaining Scheduled Payments thereon, discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points, exceeds the principal amount of the Notes to be redeemed and repaid, plus accrued and unpaid interest thereon to the Redemption Date.
     “Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15 (519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue; provided that if no maturity is within three months before or after the Stated Maturity for the Notes, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight-line basis rounding to the nearest month; or (ii) if such release (or any successor release) is not published during the week preceding such calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding such Redemption Date.

2

     “Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.
     “Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.
     “Comparable Treasury Price” means, with respect to any Redemption Date, (i) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations.
     “Reference Treasury Dealer” means each of Banc of America Securities LLC (and its successors), Barclays Capital Inc. (and its successors), Deutsche Bank Securities Inc. (and its successors) and one other nationally recognized investment banking firm that is a primary U.S. Government securities dealer (a “Primary Treasury Dealer”) specified from time to time by the Company, provided, however, that if any of the foregoing shall cease to be a nationally recognized investment banking firm that is a Primary Treasury Dealer, the Company shall substitute therefor another nationally recognized investment banking firm that is a Primary Treasury Dealer.
     “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer as of 3:30 p.m., New York time, on the third Business Day preceding such Redemption Date.
     “Remaining Scheduled Payments” means, with respect to each Note to be redeemed and repaid, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related Redemption Date but for such redemption and repayment; provided, however, that, if such Redemption Date is not an Interest Payment Date with respect to such Note, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such Redemption Date.
     12. The Company shall have no obligation to redeem, purchase or repay Notes pursuant to any sinking fund or analogous provision or at the option of a Holder thereof.
     13. Each Global Note shall bear the legend set forth on the face of the Form of Note.

3

Annex A
[FORM OF FACE OF SECURITY]
[Unless and until it is exchanged in whole or in part for Securities in definitive form, this Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. The Depository Trust Company (55 Water Street, New York, New York), a New York corporation (“DTC”), shall act as the Depositary until a successor shall be appointed by the Company and the Registrar. Unless this certificate is presented by an authorized representative of DTC to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.] *
CONOCOPHILLIPS CANADA FUNDING COMPANY I
5.625% NOTE DUE 2016
FULLY AND UNCONDITIONALLY GUARANTEED BY
CONOCOPHILLIPS AND CONOCOPHILLIPS COMPANY

CUSIP No.

No.	$
     ConocoPhillips Canada Funding Company I, a Nova Scotia unlimited liability company (the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, promises to pay to                      or registered assigns, the principal sum of                                          Dollars[, or such greater or lesser amount as indicated on the Schedule of Exchanges of Securities hereto,]* on October 15, 2016.

Interest Payment Dates:	April 15 and October 15

Record Dates:	April 1 and October 1
     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.
Dated:

CONOCOPHILLIPS CANADA FUNDING COMPANY I
By:
Name:
Title:

By:
Name:
Title:

GUARANTEE
     ConocoPhillips, a Delaware corporation, and ConocoPhillips Company, a Delaware corporation, jointly and severally, unconditionally guarantee to the holder of this Security, upon the terms and subject to the conditions set forth in the Indenture referenced on the reverse hereof, (a) the full and prompt payment of the principal of and any premium on this Security when and as the same shall become due, whether at the stated maturity thereof, by acceleration, redemption or otherwise, and (b) the full and prompt payment of interest on this Security when and as the same shall become due, subject to any applicable grace period.

CONOCOPHILLIPS
By:
Name:
Title:

CONOCOPHILLIPS COMPANY
By:
Name:
Title:

Certificate of Authentication:
This is one of the Securities of the series
designated therein referred to in the within-
mentioned Indenture.
THE BANK OF NEW YORK TRUST COMPANY,
NATIONAL ASSOCIATION,
as Trustee

By:

Authorized Signatory

*	To be included only if the Security is a Global Security.

[FORM OF REVERSE OF SECURITY]
CONOCOPHILLIPS CANADA FUNDING COMPANY I
5.625% NOTE DUE 2016
FULLY AND UNCONDITIONALLY GUARANTEED BY
CONOCOPHILLIPS AND CONOCOPHILLIPS COMPANY
     This Security is one of a duly authorized issue of 5.625% Notes due 2016 (the “Securities”) of ConocoPhillips Canada Funding Company I, a Nova Scotia unlimited liability company (the “Company”).
     1. Interest. The Company promises to pay interest on the principal amount of this Security at 5.625% per annum from October 13, 2006 until maturity. The Company will pay interest semiannually on April 15 and October 15 of each year (each an “Interest Payment Date”), or if any such day is not a Business Day, on the next succeeding Business Day. Interest on the Securities will accrue from the most recent Interest Payment Date on which interest has been paid or, if no interest has been paid, from October 13, 2006; provided that if there is no existing Default in the payment of interest, and if this Security is authenticated between a record date referred to on the face hereof (each, a “Record Date”) and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be April 15, 2007. The Company shall pay interest on overdue principal and premium (if any) from time to time at a rate equal to the interest rate then in effect; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.
     2. Method of Payment. The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on the Record Date next preceding the Interest Payment Date, even if such Securities are canceled after such Record Date and on or before such Interest Payment Date. The Holder must surrender this Security to a Paying Agent to collect principal payments. The Company will pay the principal of, premium (if any) on and interest on the Securities in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Such amounts shall be payable at the offices of the Trustee (as defined below), provided that at the option of the Company, the Company may pay such amounts (1) by wire transfer with respect to Global Securities or (2) by check payable in such money mailed to a Holder’s registered address with respect to any Securities.
     3. Paying Agent and Registrar. Initially, The Bank of New York Trust Company, National Association (the “Trustee”), the trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar, co-registrar or additional paying agent without notice to any Holder. The Company, any Guarantor or any Subsidiary may act in any such capacity.

     4. Guarantee. ConocoPhillips, a Delaware corporation, and ConocoPhillips Company, a Delaware corporation (collectively, the “Guarantors”), jointly and severally, unconditionally guarantee to the Holders from time to time of the Securities, upon the terms and subject to the conditions set forth in the Indenture (as defined below), (a) the full and prompt payment of the principal of and any premium on the Securities when and as the same shall become due, whether at the Stated Maturity thereof, by acceleration, redemption or otherwise, and (b) the full and prompt payment of any interest on the Securities when and as the same shall become due, subject to any applicable grace period. The Guarantee constitutes a guarantee of payment and not of collection. In the event of a default in the payment of principal of or any premium on the Securities when and as the same shall become due, whether at the Stated Maturity thereof, by acceleration, call for redemption or otherwise, or in the event of a default in the payment of any interest on the Securities when and as the same shall become due, each of the Trustee and the Holders of the Securities shall have the right to proceed first and directly against the Guarantors under the Indenture without first proceeding against the Company or exhausting any other remedies which the Trustee or such Holder may have and without resorting to any other security held by it.
     5. Indenture. The Company issued the Securities under an Indenture, dated as of October 13, 2006 (the “Indenture”), among the Company, the Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”), as in effect on the date of execution of the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms and for the definitions of capitalized terms used but not defined herein. The Securities are unsecured general obligations of the Company limited to $1,250,000,000 in aggregate principal amount; provided, however, that the authorized aggregate principal amount of the Securities may be increased before or after the issuance of any Securities by a Board Resolution (or action pursuant to a Board Resolution) to such effect; provided further, however, that the authorized aggregate principal amount of the Securities may be increased only if the additional Securities issued will be fungible with the original Securities for United States federal income tax purposes. The Indenture provides for the issuance of other series of debt securities (including the Securities, the “Debt Securities”) thereunder.
     6. Denominations, Transfer, Exchange. The Securities are in registered form without coupons in minimum denominations of $2,000 and any integral multiples of $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Neither the Company, the Trustee nor the Registrar shall be required to register the transfer or exchange of (a) any Security selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part, or (b) any Security during the period beginning 15 Business Days before the mailing of notice of redemption of Securities to be redeemed and ending at the close of business on the day of mailing.
     7. Persons Deemed Owners. The registered Holder of a Security shall be treated as its owner for all purposes.

     8. Redemption. The Securities are subject to redemption and repayment, in whole or in part, at any time and from time to time, at the option of the Company, upon not less than 30 nor more than 60 days’ prior notice as provided in the Indenture, at a Redemption Price equal to the sum of (i) 100% of the principal amount of the Securities to be redeemed and repaid and (ii) the amount, if any, by which the sum of the present values of the Remaining Scheduled Payments thereon, discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points, exceeds the principal amount of the Securities to be redeemed and repaid, plus accrued and unpaid interest thereon to the Redemption Date.
     “Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15 (519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue; provided that if no maturity is within three months before or after the Stated Maturity for the Securities, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight-line basis rounding to the nearest month; or (ii) if such release (or any successor release) is not published during the week preceding such calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding such Redemption Date.
     “Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities.
     “Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.
     “Comparable Treasury Price” means, with respect to any Redemption Date, (i) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations.
     “Reference Treasury Dealer” means each of Banc of America Securities LLC (and its successors), Barclays Capital Inc. (and its successors), Deutsche Bank Securities Inc. (and its successors) and one other nationally recognized investment banking firm that is a primary U.S. Government securities dealer (a “Primary Treasury Dealer”) specified from time to time by the Company, provided, however, that if any of the foregoing shall cease to be a nationally recognized investment banking firm that is a Primary Treasury Dealer, the Company shall substitute therefor another nationally recognized investment banking firm that is a Primary Treasury Dealer.
     “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer as of 3:30 p.m., New York time, on the third Business Day preceding such Redemption Date.
     “Remaining Scheduled Payments” means, with respect to each Security to be redeemed and repaid, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related Redemption Date but for such redemption and repayment; provided, however, that, if such Redemption Date is not an Interest Payment Date with respect to such Security, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such Redemption Date.
     9. Amendments and Waivers. Subject to certain exceptions and limitations, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Debt Securities of all series affected by such amendment or supplement (acting as one class), and any existing or past Default or Event of Default under, or compliance with any provision of, the Indenture may be waived (other than any continuing Default or Event of Default in the payment of the principal of, premium (if any) on or interest on the Securities) by the Holders of at least a majority in principal amount of the then outstanding Debt Securities of any series or of all series (acting as one class) in accordance with the terms of the Indenture. Without the consent of any Holder, the Company, the Guarantors and the Trustee may amend or supplement the Indenture or the Securities or waive any provision of either: (i) to cure any ambiguity, omission, defect or inconsistency; (ii) if required, to provide for the assumption of the obligations of the Company or a Guarantor under the Indenture in the case of the merger, consolidation or sale, conveyance, transfer or other disposition of any of the properties or assets of the Company or sale, conveyance, lease, transfer or other disposition of all or substantially all of the assets of such Guarantor, as applicable; (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities or to provide for the issuance of bearer Securities (with or without coupons); (iv) to provide any security for, or to add any guarantees of or additional obligors on, the Securities or the related Guarantees; (v) to comply with any requirement in order to effect or maintain the qualification of the Indenture under the TIA; (vi) to add to the covenants of the Company or any Guarantor for the benefit of the Holders of the Securities, or to surrender any right or power conferred by the Indenture upon the Company or any Guarantor; (vii) to add any additional Events of Default with respect to all or any series of the Debt Securities; (viii) to change or eliminate any of the provisions of the Indenture, provided that no outstanding Security is adversely affected in any material respect; (ix) to supplement any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of the Securities pursuant to the Indenture; or (x) to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee with respect to the Securities and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one Trustee, pursuant to the requirements of the Indenture.

     The right of any Holder to participate in any consent required or sought pursuant to any provision of the Indenture (and the obligation of the Company or any Guarantor to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of any Securities with respect to which such consent is required or sought as of a date identified by the Company or such Guarantor in a notice furnished to Holders in accordance with the terms of the Indenture.
     Without the consent of each Holder affected, the Company may not (i) reduce the amount of Debt Securities whose Holders must consent to an amendment, supplement or waiver; (ii) reduce the rate of or change the time for payment of interest, including default interest, on any Security; (iii) reduce the principal of or premium on, or change the Stated Maturity of, any Security; (iv) reduce the premium, if any, payable upon the redemption of any Security or change the time at which any Security may or shall be redeemed; (v) change the coin or currency in which any Security or any premium or interest with respect thereto is payable; (vi) impair the right to institute suit for the enforcement of any payment of principal of or premium (if any) or interest on any Security, except as provided in the Indenture; (vii) make any change in the percentage of principal amount of Debt Securities necessary to waive compliance with certain provisions of the Indenture or make any change in the provision for modification; (viii) waive a continuing Default or Event of Default in the payment of principal of or premium (if any) or interest on the Securities; or (ix) change the obligations of the Guarantors under the Guarantees in any manner materially adverse to the holders of any Debt Security issued under the Indenture.
     A supplemental indenture that changes or eliminates any covenant or other provision of the Indenture which has expressly been included solely for the benefit of one or more particular series of Debt Securities under the Indenture, or which modifies the rights of the Holders of Debt Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the Indenture of the Holders of Debt Securities of any other series.
     10. Defaults and Remedies. Events of Default are defined in the Indenture and generally include: (i) default for 30 days in payment of any interest on the Securities; (ii) default in any payment of principal of or premium, if any, on the Securities when due and payable; (iii) default by the Company or any Guarantor in compliance with any of its other covenants or agreements in, or provisions of, the Securities or in the Indenture which shall not have been remedied within 90 days after written notice by the Trustee or by the holders of at least 25% in principal amount of the Securities then outstanding (or, in the event that other Debt Securities issued under the Indenture are also affected by the default, then 25% in principal amount of all outstanding Debt Securities so affected); (iv) certain events involving bankruptcy, insolvency or reorganization of the Company or any Guarantor; or (v) any Guarantee of any Guarantor ceasing to be in full force and effect (other than in accordance with the terms of the Indenture and such Guarantee) or being declared null and void and unenforceable or found to be invalid in a judicial proceeding or any Guarantor denying its liability under its Guarantee (other than by reason of the release of a Guarantor from its Guarantee in accordance with the terms of the Indenture and such Guarantee). If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities (or, in the case of an Event of Default described in clause (iii) above, if outstanding Debt Securities of other series are affected by such Default, then at least 25% in principal amount of the then outstanding Debt Securities so affected), may declare the principal of and interest on all the Securities (or such Debt Securities) to be immediately due and payable, except that in the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization of the Company or any Guarantor, all outstanding Debt Securities under the Indenture become due and payable immediately without further action or notice. The amount due and payable upon the acceleration of any Security is equal to 100% of the principal amount thereof plus accrued interest to the date of payment. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Securities (or affected Debt Securities) may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal, premium or interest) if it determines that withholding notice is in their interests. The Company and the Guarantors must furnish annual compliance certificates to the Trustee.
     11. Discharge Prior to Maturity. The Indenture with respect to the Securities shall be discharged and canceled upon the payment of all of the Securities and shall be discharged except for certain obligations upon the irrevocable deposit with the Trustee of any combination of funds and U.S. Government Obligations sufficient for such payment.
     12. Trustee Dealings with Company and Guarantors. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and may make loans to, accept deposits from, and perform services for the Company, any Guarantor or any of their respective Affiliates, and may otherwise deal with the Company, any Guarantor or any such Affiliates, as if it were not Trustee.
     13. No Recourse Against Others. A director, officer, employee, stockholder, partner or other owner of the Company, a Guarantor or the Trustee, as such, shall not have any liability for any obligations of the Company under the Securities, for any obligations of any Guarantor under the Guarantee or for any obligations of the Company, any Guarantor or the Trustee under the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release shall be part of the consideration for the issue of Securities.
     14. Authentication. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.
     15. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed thereon.
     16. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Request may be made to:
ConocoPhillips Canada Funding Company I
c/o ConocoPhillips
600 North Dairy Ashford
Houston, Texas 77079
Telephone: (281) 293-1000
Attention: Treasurer

SCHEDULE OF EXCHANGES OF SECURITIES*
     The following exchanges of a part of this Global Security for other Securities have been made:

Principal Amount
	Amount of	Amount of	of this Global	Signature of
	Decrease in	Increase in	Security Following	Authorized Officer
	Principal Amount	Principal Amount	Such Decrease	of Trustee or
Date of Exchange	of this Global Security	of this Global Security	or Increase	Security Custodian

*	To be included only if the Security is a Global Security

ASSIGNMENT FORM
To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to

(Insert assignee’s social security or tax I.D. number)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

as agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

(Sign exactly as your name appears on
the face of this Security)

Signature Guarantee:

(Participant in a Recognized Signature
Guaranty Medallion Program)